Exhibit 10.1

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is effective as of April 4, 2019, (the “Effective Date”) by and between Flux Power Holdings, Inc., a Nevada corporation (the “Company”), and   (“Indemnitee”) and the parties hereby agree as follows:

1. Services by Indemnitee. Indemnitee agrees to serve as a director and/or executive officer of the Company so long as he or she is duly appointed or elected and qualified in accordance with the applicable provisions of the Articles of Incorporation and bylaws of the Company or any subsidiary of the Company and until such time as he or she resigns or fails to stand for election or is removed from his or her position. Indemnitee may, at any time and for any reason, resign or be removed from such position (subject to any other contractual obligation or other obligation imposed by operation of law), in which event the Company shall have no obligation under this Agreement to continue Indemnitee in any such position.

2. Indemnification.

2.1 The Company hereby agrees to hold harmless and indemnify Indemnitee against any and all Expenses incurred by reason of the fact that Indemnitee is or was a director, officer, agent, or advisor of the Company, or is or was serving at the request of the Company as a director, officer, employee, agent or advisor of another corporation, partnership, joint venture, trust, limited liability company, or other entity or enterprise, but only if Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company and, in the case of a criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any Proceeding by judgment, order of the court, settlement, conviction, or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Company, and with respect to any criminal proceeding, shall not create a presumption that such person believed that his conduct was unlawful. The indemnification provided herein shall be applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven. Notwithstanding the foregoing, in the case of any Proceeding brought by or in the right of the Company, Indemnitee shall not be entitled to indemnification for any claim, issue or matter as to which Indemnitee has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Company or for amounts paid in settlement to the Company, unless and only to the extent that, the court in which the Proceeding was brought or another court of competent jurisdiction determines, on application, that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

2.2 Notwithstanding anything in this Agreement to the contrary, the Company shall not be obligated under this Agreement to continue to indemnify Indemnitee with respect to:

2.2.1 the reporting or accounting of profits made from the purchase or sale by Indemnitee of securities of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934 as amended, or similar provisions of any state statutory or common law;

2.2.2 any attempt to acquire, or obtain voting rights with respect to, at least fifty percent (50%) of the then outstanding voting stock of the Company, whether by tender offer, proxy solicitation or otherwise, if (a) Indemnitee attempted to acquire or obtain voting rights with respect to such stock or was or became a member of a group consisting of two (2) or more persons that had agreed (whether formally or informally and whether or not in writing) to act together for the purpose of acquiring, obtaining voting rights with respect, holding, voting or disposing of such stock, and (b) such attempt to acquire or obtain voting rights with respect to such stock was not approved by a majority of the directors of the Company. For purposes of determining whether any tender offer, proxy solicitation or other transaction constituted an attempt by Indemnitee, or a group (as described above) of which Indemnitee was or became a member, to acquire or obtain voting rights with respect to at least fifty percent (50%) of the then outstanding voting stock of the Company, there shall be counted toward the required number of shares of voting stock any shares which, immediately prior to the commencement of such tender offer, proxy solicitation or other transaction, (x) were owned by Indemnitee or any member of any such group, (y) Indemnitee or any member of any such group had the right to vote, or (z) Indemnitee or any member of any such group had the right to acquire;

2.2.3 any solicitation of proxies by Indemnitee, or by a group of which he was or became a member consisting of two or more persons that had agreed (whether formally or informally and whether or not in writing) to act together for the purpose of soliciting proxies, in opposition to any solicitation of proxies approved by the Company’s Board of Directors; or

2.2.4 any act or omission by Indemnitee that constitutes a breach of or default under any agreement between Indemnitee and the Company.

2.3 Subject to Section 3, Indemnitee shall be paid promptly by the Company all amounts necessary to effectuate the indemnity described in Section 2.

3. Choice of Counsel. Indemnitee shall be entitled to employ, and be reimbursed for the fees and disbursements of, counsel separate from that chosen by any other person or persons whom the Company is obligated to indemnify with respect to the same or any related or similar Proceeding.

4. Advancement of Expenses. All reasonable Expenses incurred by or on behalf of Indemnitee shall be advanced from time to time by the Company to him within thirty (30) days after the receipt by the Company of a written request for an advance of Expenses, whether prior to or after final disposition of a Proceeding (except to the extent that there has been a Final Adverse Determination that Indemnitee is not entitled to be indemnified for such Expenses), including without limitation any Proceeding brought by or in the right of the Company; provided, however, that Indemnitee shall not be entitled to the advancement of Expenses in connection with any Proceeding relating to his termination by or resignation from the Company or arising out of the circumstances described in Section 2.2 above. The written request for and advancement of any and all Expenses under this paragraph shall contain reasonable detail of the Expenses incurred by Indemnitee. Indemnitee hereby agrees to repay the Company the amounts advanced if it is ultimately determined that Indemnitee is not entitled to be indemnified pursuant to the terms of this Agreement.

5. Additional Limitations. The foregoing indemnity and advancement of Expenses shall apply only to the extent that Indemnitee has not been indemnified and reimbursed pursuant to such insurance as the Company may maintain for Indemnitee’s benefit, or otherwise; provided, however, that notwithstanding the availability of such other indemnification and reimbursement, Indemnitee may claim indemnification and advancement of Expenses pursuant to this Agreement by assigning to the Company, at its request, Indemnitee’s claims under such insurance to the extent Indemnitee has been paid by the Company.

6. Insurance and Funding. The Company may purchase and maintain insurance to protect itself and/or Indemnitee against any Expenses in connection with any Proceeding to the fullest extent permitted by applicable laws. The Company may create a trust fund, grant an interest in assets or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification or advancement of Expenses as provided in this Agreement. If, at the time the Company receives notice from any source of a Proceeding as to which Indemnitee is a party or a participant (as a witness or otherwise), the Company has director and officer liability insurance in effect, the Company shall give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

7. Procedure for Determination of Entitlement to Indemnification.

7.1 Whenever Indemnitee believes that he is entitled to indemnification pursuant to this Agreement (other than pursuant to Section 4 above), Indemnitee shall submit a written request for indemnification to the Company. Any request for indemnification shall include sufficient documentation or information reasonably available to Indemnitee to support his claim for indemnification. Indemnitee shall submit his claim for indemnification within a reasonable time not to exceed five (5) years after any judgment, order, settlement, dismissal, arbitration award, conviction, acceptance of a plea of nolo contendre or its equivalent, final termination or other disposition or partial disposition of any Proceeding, whichever is the later date for which Indemnitee requests indemnification. The president or the secretary or other appropriate officer of the Company shall, promptly upon receipt of Indemnitee’s request for indemnification, advise the Board of Directors of the Company in writing that Indemnitee has made such request. Determination of Indemnitee’s entitlement to indemnification shall be made not later than sixty (60) days after the Company’s receipt of the written request for such indemnification. If no determination has been made in such 60-day period, the Company shall be deemed to have approved the request.

7.2 The Indemnitee shall be entitled to select the forum in which Indemnitee’s request for indemnification will be heard, which selection shall be included in the written request for indemnification required in Section 7.1 above. The forum shall be any one of the following:

7.2.1 The stockholders of the Company;

7.2.2 A quorum of the Board of Directors consisting of Disinterested Directors; or

7.2.3 Independent Legal Counsel, who shall make the determination in a written opinion.

7.3 Upon making a request for indemnification, Indemnitee shall be presumed to be entitled to indemnification under this Agreement and the Company shall have the burden of proof to overcome that presumption in reaching any contrary determination. The termination of any Proceeding by judgment, order, settlement, arbitration award or conviction, or upon a plea of nolo contendre or its equivalent shall not affect this presumption or, except as provided in Section 2 or 5 hereof, establish a presumption with regard to any factual matter relevant to determining Indemnitee’s rights to indemnification hereunder.

7.4 The Company agrees to pay the reasonable fees and expenses of Independent Legal Counsel should such counsel be retained to make a determination of Indemnitee’s entitlement to indemnification pursuant to Section 7 of this Agreement, and to fully indemnify such counsel or by any of them arising out of or relating to this Agreement or their engagement pursuant hereto, except with respect to expenses and losses resulting from the negligence or willful misconduct of such counsel.

8. Undertaking By Indemnitee. Indemnitee hereby undertakes to repay to the Company any advances of Expenses pursuant to this Agreement to the extent that it is ultimately determined that Indemnitee is not entitled to indemnification.

9. Remedies of Indemnitee.

9.1 In the event that (i) a determination pursuant to Section 7 hereof is made that Indemnitee is not entitled to indemnification, (ii) advances of Expenses are not made pursuant to this Agreement, (iii) payment has not been timely made following a determination of entitlement to indemnification pursuant to this Agreement, or (iv) Indemnitee otherwise seeks enforcement of this Agreement, Indemnitee shall be entitled to a final adjudication in any court of competent jurisdiction of his rights. The Company shall not oppose Indemnitee’s right to indemnification under this Agreement and the Company shall have the burden of proof to overcome that presumption.

9.2 In the event that a determination that Indemnitee is not entitled to indemnification, in whole or in part, has been made pursuant to Section 7 hereof, the decision in the judicial proceeding provided in Section 9.1 shall be made de novo and Indemnitee shall not be prejudiced by reason of a determination that he or she is not entitled to indemnification.

9.3 If a determination that Indemnitee is entitled to indemnification has been made pursuant to Section 7 hereof or otherwise pursuant to the terms of this Agreement, the Company shall be bound by such determination in the absence of (i) misrepresentation of a material fact by Indemnitee or (ii) a specific finding (which has become final) by a court of competent jurisdiction that all or any part of such indemnification is expressly prohibited by Nevada law.

10. Modification, Waiver, Termination, and Cancellation. No supplement, modification, termination, cancellation or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

11. Notice by Indemnitee and Defense of Claim. Indemnitee shall promptly notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter, whether civil, criminal, administrative or investigative, but the omission to notify the Company will not relieve it from any liability which it may have to Indemnitee if such omission does not prejudice the Company’s rights. If such omission does prejudice the Company’s rights, the Company will be relieved from liability only to the extent of such prejudice, and such omission shall not relieve the Company from any liability which it may have to Indemnitee otherwise than under this Agreement.

12. Settlement of Claims. The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Company's written consent. The Company shall not settle any Proceeding in any manner which would impose any penalty or limitation on Indemnitee's rights under this Agreement without Indemnitee's written consent. Neither the Company nor Indemnitee will unreasonably withhold its or his consent to any proposed settlement. The Company shall not be liable to indemnify Indemnitee under this Agreement with regard to any judicial award if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

13. Continuation Of Indemnity. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is a director, officer, agent, or advisor of the Company (or is or was serving at the request of the Company as a director, officer, employee, agent, or advisor of another corporation, partnership, joint venture, trust, limited liability company, or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any possible Proceeding.

14. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled.

15. Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by overnight courier such as Federal Express, or sent by certified or registered mail with postage prepaid, addressed as:

If to Indemnitee, to:

If to the Company, to:                                       985 Poinsettia Ave.
Vista, California 92081
Attn: President

With a copy to:                                                 John P. Yung, Esq.
Lewis Brisbois
2020 West El Camino Avenue, Suite 700
Sacramento, CA 95833

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be. Notices given as set forth herein shall be conclusively deemed to have been received by the party to whom addressed upon receipt, if delivered personally or by overnight courier, and three business days after the same is deposited in the United States mail if sent by certified or registered mail.

16. Non-exclusivity. The indemnification and advancement of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the Articles of Incorporation or Bylaws, the Chapter 78 of the Nevada Revised Statutes, any policy or policies of directors' and officers' liability insurance, any agreement, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. However, Indemnitee shall reimburse the Company for amounts paid to him under this Agreement in an amount equal to any payments received pursuant to such other rights to the extent such payments duplicate any payments received pursuant to this Agreement.

17. Certain Definitions.

17.1 “Disinterested Director” shall mean a director of the Company who is not or was not a party to the Proceeding in respect of which indemnification is being sought by Indemnitee.

17.2 “Expenses” shall include, without limitation, any judgments, fines, and penalties against Indemnitee in connection with a Proceeding; amounts paid by Indemnitee in settlement of a Proceeding; and all attorneys' fees and disbursements, accountants' fees and disbursements, private investigation fees and disbursements, retainers, court costs, transcript costs, fees of experts, fees and expenses of witnesses, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses reasonably incurred by or for Indemnitee in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding or establishing Indemnitee's right or entitlement to indemnification for any of the foregoing.

17.3 “Final Adverse Determination” shall mean that a determination that Indemnitee is not entitled to indemnification shall have been made pursuant to Section 7 hereof and either (i) a final adjudication in a court of competent jurisdiction pursuant to Section 9.1 hereof shall have denied Indemnitee’s right to indemnification hereunder, or (ii) Indemnitee shall have failed to file a complaint in a court of competent jurisdiction pursuant to Section 9.1 for a period of one hundred twenty (120) days after the determination made pursuant to Section 7 hereof.

17.4 “Independent Legal Counsel” shall mean a law firm or a member of a law firm selected by the Company and approved by Indemnitee (which approval shall not be unreasonably withheld) and that neither is presently nor in the past five years has been retained to represent: (i) the Company or any of its subsidiaries or affiliates, or Indemnitee or any corporation as to which Indemnitee was or is a director, officer, employee or agent, or any subsidiary or affiliate of such a corporation, in any material matter, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term Independent Legal Counsel shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing the Company or Indemnitee in an action to determine Indemnitee’s right to indemnification under this Agreement.

17.5 “Proceeding” shall include any threatened, pending, or completed action, suit, or proceeding, whether brought by or in the right of the Company or otherwise and whether of a civil, criminal, administrative, or investigative nature, in which Indemnitee was, is, or will be involved as a party, as a witness, or otherwise, by reason of the fact that Indemnitee is or was a director, officer, agent, or advisor of the Company, by reason of any action taken by him or of any inaction on his part while acting as a director, officer, agent, or advisor of the Company, or by reason of the fact that he is or was serving at the request of the Company as a director, officer, employee, agent, or advisor of another corporation, partnership, joint venture, trust, limited liability company, or other entity or enterprise, in each case whether or not he is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement; provided, that any such action which is brought by Indemnitee to enforce his rights under this Agreement shall not be a Proceeding without prior approval of a majority of the board of directors of the Company.

18. Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), spouses, heirs and personal and legal representatives.

19. Severability. If any provision(s) of this Agreement (or any portion thereof) shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby; and (ii) to the fullest extent legally possible, the provisions of this Agreement shall be construed so as to give effect to the intent of any provision held invalid, illegal or unenforceable.

20. Applicable Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada, without regard to its conflict of laws rules.

21. Attorneys Fees. In any proceeding brought to enforce any provision of this Agreement, or to seek damages for a breach of any provision hereof, or when any provision hereof is validly asserted as a defense, the prevailing party shall be entitled to receive from the other party all reasonable attorneys fees and costs in connection therewith.

22. Entire Agreement. This Agreement represents the entire agreement between the parties hereto, and there are no other agreements, contracts or understandings between the parties hereto with respect to the subject matter of this Agreement, except as specifically referred to herein or as provided in Section 16 hereof.

23. Amendments, Termination and Waiver. No supplement, modification, amendment or termination of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

24. Counterparts. This Agreement may be executed in one or more counterparts (including facsimile), each of which shall be deemed an original and all of which together shall constitute one and the same Agreement.

25. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

26. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Proceeding made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under insurance policy, Articles of Incorporation or otherwise) of the amounts otherwise identifiable hereunder.

27. Contribution. If the indemnification provided in Section 2 is unavailable, then, in respect of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in the Proceeding), the Company shall contribute to the amount of Expenses, judgments, fines, penalties and amounts paid in settlement as appropriate to reflect: (i) the relative benefits received by the Company, on the one hand, and Indemnitee, on the other hand, from the transaction from which the Proceeding arose, and (ii) the relative fault of the Company, on the one hand, and of Indemnitee, on the other, in connection with the events which resulted in such Expenses, judgments, fines, penalties and amounts paid in settlement, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of Indemnitee, on the other, shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Expenses. The Company agrees that it would not be just and equitable if contribution pursuant to this Section 27 were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations described in this Section 27.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY Flux Power Holdings, Inc. By:______________________________ Name: Ron Dutt, CEO INDEMNITEE _________________________________ Name: